Exhibit 10.2

HILLENBRAND, INC.

STOCK INCENTIVE PLAN

(Approved by the Board of Directors as of December 4, 2013)

R E C I T A L S

WHEREAS, in accordance with that certain Distribution Agreement (as defined below), Hillenbrand, Inc. (hereinafter referred to as “Hillenbrand” or the “Company”) spun off from its former parent, Hillenbrand Industries, Inc. (re-named Hill-Rom Holdings, Inc. and hereinafter referred to as “Former Parent”), through a pro-rata distribution of all of the outstanding shares of Hillenbrand common stock then owned by Former Parent to the holders of Former Parent common stock (“Distribution”); and

WHEREAS, in accordance with that certain Employee Matters Agreement (as defined below) entered into between Hillenbrand and Former Parent in connection with the Distribution, Hillenbrand did adopt and implement a Stock Incentive Plan with features comparable to the stock incentive plan then maintained by Former Parent, to be effective as of the date of the consummation of the transactions contemplated by the Distribution Agreement; and

WHEREAS, following the consummation of the transactions contemplated by the Distribution Agreement, the Board of Directors of the Company did later adopt with shareholder approval the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”) as of December 19, 2008, and did re-adopt with shareholder approval the Plan, as of February 24, 2010; and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of shares of Common Stock that can potentially be issued under the Plan and to make certain other amendments; and

WHEREAS, the Board of Directors of the Company has, subject to shareholder approval, re-adopted the Plan in the form that follows to amend, restate, supersede and replace the form thereof previously adopted (when approved by the shareholders of the Company), for purposes of increasing the total number of shares of Common Stock that can potentially be issued under the Plan and making certain other amendments thereto.

SECTION 1.                Purpose and Types of Awards

1.1          The purposes of the Plan are to enable the Company to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.

1.2          Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; and/or (v) Bonus Stock.

Awards may be free-standing or granted in tandem.  If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

1.3          It is the intent of the Committee (as defined below) that awards made pursuant to the Plan to “covered executives” (within the meaning of Section 162(m) of the Code (as defined below)) constitute “performance-based compensation” satisfying the requirements of Section 162(m) of the Code.  Accordingly, with respect to such awards, the Plan shall be interpreted in a manner consistent with 162(m) of the Code.  If any provision of the Plan is intended to but does not comply with, or is inconsistent with, the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with, Section 162(m) of the Code.  As soon as practicable after the Company’s audited financial statements are available for a fiscal year, the Committee shall determine the Company’s and other applicable performance in relation to the performance targets, if any, applicable to any such award for the fiscal year and certify in writing the extent to which the performance targets were achieved for the fiscal year.

SECTION 2.                Definitions

2.1  When capitalized in this Plan, the following terms shall have the meanings specified below (or as elsewhere defined), unless the context otherwise requires:

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean an award described in Section 10 of the Plan.

“Change in Control” shall have the meaning set forth in Section 14.2.

“Change in Control Price” shall have the meaning set forth in Section 14.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the committee of independent (in accordance with Section 162(m) of the Code) directors of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to non-employee directors, the entire Board.

“Common Stock” shall mean the common stock of the Company, without par value.

“Company” shall mean Hillenbrand, Inc. and its successors.

“Distribution” shall have the meaning set forth in the recitals.

“Distribution Agreement” shall mean the Distribution Agreement by and between the Company (f/k/a Batesville Holdings, Inc.) and Hillenbrand Industries, Inc., dated effective as of March 14, 2008.

“Effective Time” shall mean the occurrence of the consummation of the transactions contemplated by the Distribution Agreement.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.

“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between the Company (f/k/a Batesville Holdings, Inc.) and Hillenbrand Industries, Inc., dated effective as of March 14, 2008.

“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).

“Former Parent” shall mean Hillenbrand Industries, Inc. (re-named Hill-Rom Holdings, Inc.).

“Former Parent Stock Incentive Plan” shall mean the Hillenbrand Industries, Inc. Stock Incentive Plan, as amended, which was in effect immediately prior to the Effective Time.

“Full Value Award” shall mean any award under the Plan other than a Stock Option or Stock Appreciation Right.

“Incentive Option” shall mean a Stock Option granted under the Plan that both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.

“Non-Qualified Option” shall mean a Stock Option granted under the Plan that either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.

“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.

“Plan” shall have the meaning set forth in the recitals.

“Prior Plans” shall mean the Hillenbrand Industries, Inc. 1996 Stock Option Plan and the Hillenbrand Industries, Inc. Stock Incentive Plan.

“Relationship” shall mean the status of employee, officer or director of the Company or any Subsidiary of the Company.

“Restricted Stock” shall mean an award described in Section 8 of the Plan.

“Restricted Stock Units” or “RSUs” shall mean an award described in Section 9 of the Plan.

“Spinoff Deferred Stock” shall have the meaning set forth in Section 5.3.

“Spinoff Options” shall have the meaning set forth in Section 5.3.

“Stock Appreciation Right” shall mean an award described in Section 7 of the Plan.

“Stock Option” shall mean an Incentive Option or a Non-Qualified Option and, unless the context requires otherwise, shall include Director Options.

“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests; provided, however, that for purposes of granting Incentive Options, the term “Subsidiary” shall mean any company (other than the Company) that is a “subsidiary corporation” within the meaning of Section 424 of the Code.

2.2          The following rules shall govern in interpreting the Plan:

(a)           The Plan and all awards are intended to be exempt from the provisions of Section 409A of the Code, and the Plan and all awards shall be administered to effect compliance with such intent.

(b)           Any reference herein to a provision of law, regulation or rule shall be deemed to include a reference to the successor of such law, regulation or rule.

(c)           To the extent consistent with the context, any masculine term shall include the feminine, and vice versa, and the singular shall include the plural, and vice versa.

(d)           If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity of that provision shall not affect the remaining parts of the Plan, and the Plan shall be interpreted and enforced as if the illegal or invalid provision had never been included herein.

SECTION 3.                Administration

3.1          The Plan shall be administered by the Committee.  Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.

3.2          The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.2A of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:

(a)           to select the persons to whom awards will be granted from among those eligible;

(b)           to determine the number of shares of Common Stock to be covered by each award granted hereunder, subject to the limitations contained herein;

(c)           to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(d)           to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;

(e)           to determine, in establishing the terms of the award agreement, that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested, or (iii) will otherwise be credited to the award holder;

(f)            to amend the terms of any award, prospectively or retroactively, provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;

(g)           subject to Section 3.2A, after considering any accounting impact to the Company, as well as any applicable provisions of Code Sections 409A and 422, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;

(h)           to determine the Fair Market Value of the Common Stock on a given date;

(i)            subject to Section 3.2A, after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(j)            to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and

(k)           to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.

3.2A       Notwithstanding anything in this Plan to the contrary, no “underwater” Stock Options or Stock Appreciation Rights shall be (a) directly repriced, (b) exchanged for the grant of a new or different type of award, or (c) bought out (cashed out), without in any such case first obtaining the approval of the shareholders of the Company to the taking of such action.  For purposes of this Plan, a Stock Option or a Stock Appreciation Right is “underwater” at any time when the then current Fair Market Value of a share of Common Stock is less than the per share exercise price or grant price of the Stock Option or Stock Appreciation Right.

3.3          The Committee shall have the right to designate awards as “performance awards.”  The grant or vesting of a performance award shall be subject to the achievement of pre-established and objective performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies:  sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, and shareholder, economic or market value added.  In establishing performance targets for a year, the Committee may provide for appropriate objectively determinable adjustments to any performance measure for extraordinary and/or non-recurring items. The Committee may establish minimum, target and maximum performance targets, with the award amount based on the level of the performance target(s) achieved.  Once established, performance targets, performance measures and the related formula for determining the award shall not be changed.

3.4          All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.  Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.5          The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by written consent.

3.6          No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder.  The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.

SECTION 4.                Stock Subject to Plan

4.1          Subject to adjustment as provided in Section 4.4, the total number of shares of Common Stock which may be issued under the Plan shall be 12,535,436, representing the addition of 3,900,000 shares to the Plan as previously approved as of February 24, 2010; provided, that the total number of such additional 3,900,000 shares that may be awarded in the form of Full Value Awards shall be 2,400,000.  Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company.  Subject to adjustment as provided in Section 4.4, the total number of shares which may be issued as Incentive Options shall be 1,500,000.

4.2          For the purposes hereof, the following shares of Common Stock covered by previously-granted awards shall be deemed not to have been issued under the Plan and will remain available for awards under the Plan: (a) shares of Common Stock covered by prior awards that again became available for issuance pursuant to the provisions of the Plan before the shareholders’ approval of this amendment and restatement of the Plan; (b) shares of Common Stock covered by the unexercised portion of an Stock Option, Stock Appreciation Right or other award that terminates, expires, is canceled or is settled in cash; (c) shares of Common Stock forfeited or repurchased under the Plan; and (d) shares of Common Stock covered by awards that are forfeited, canceled, terminated or settled in cash.  The following shares of Common Stock may not again be made available for issuance as awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option, Stock Appreciation Right or other award; (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Stock Option, Stock Appreciation Right or other award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Stock Option exercise price.  In addition, if Stock Appreciation Rights are settled in shares of Common Stock upon exercise, the aggregate number of shares subject to the award (rather than the number of shares actually issued upon exercise) shall be counted and may not again be made available for issuance as awards under the Plan.

4.3          No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Restricted Stock Units and/or Bonus Stock awards with respect to more than 300,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4. Notwithstanding the foregoing, any awards of Spinoff Options or Spinoff Deferred Stock (as defined in Section 5.3) shall not count against the foregoing fiscal year award limits.

4.4          In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (a) the aggregate number and kind of shares reserved for issuance under the Plan, and (b) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, extraordinary cash dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.

Unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption or substitution of outstanding Stock Options or other awards by surviving, successor or transferee entities, (iv) provide that in lieu of shares of Common Stock of the Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least ten business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.

The Board shall exercise its discretion under this Section 4.4 only to the extent consistent with Section 15.7 of the Plan.  The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

4.5          No fractional shares shall be issued or delivered under the Plan.  The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5.                Eligibility and Spinoff Awards

5.1          The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company.  In addition, awards under such Sections may be granted to prospective Employees, officers or directors, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Incentive Options may be granted only to Employees and prospective Employees, but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary.  Award recipients under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2          Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.

5.3          In connection with the Distribution and except as provided below, (a) Stock Options to purchase Company Common Stock (“Spinoff Options”) were granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to certain holders of options to purchase shares of Former Parent common stock under the Prior Plans; and (b) deferred stock awards relating to Company Common Stock (“Spinoff Deferred Stock”) were granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to certain holders of Former Parent deferred stock under the Former Parent Stock Incentive Plan.  All such grants of Spinoff Options and Spinoff Deferred Stock were and are intended to satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.  For purposes of this Section 5.3, any director of Former Parent who was not a director of the Company after the Effective Time, and any employee of Former Parent or its Subsidiaries who was not an employee of the Company or its Subsidiaries after the Effective Time, was not treated as a holder of Former Parent options and/or Former Parent deferred stock, even though he or she may have been such a holder prior to the Effective Time, and was not and shall not be entitled to Spinoff Options and Spinoff Deferred Stock hereunder as set forth above.

5.4          In connection with the Distribution, Spinoff Deferred Stock was granted as of the Effective Time in accordance with the Employee Matters Agreement to certain holders of Former Parent deferred stock who made an election to defer payment pursuant to the Former Parent Stock Incentive Plan.  All such grants of Spinoff Deferred Stock were and are intended to satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.

SECTION 6.                Stock Options

6.1          The Stock Options awarded to eligible persons under the Plan may be of two types:  (a) Incentive Options, and (b) Non-Qualified Options.  To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option.  All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.

6.2          Subject to the following provisions, Stock Options awarded under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.

(a)           Option Price.  The option price per share of Common Stock purchasable under a Stock Option (other than a Spinoff Option) shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).

(b)           Option Term.  Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Option shall be fixed by the Committee and shall not exceed ten years.

(c)           Exercisability.  Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee.  Unless otherwise provided by the Committee in the applicable award agreement, Stock Options shall vest (and become exercisable), subject to certain terms and conditions, at the rate of 33-1/3 percent of the shares of Common Stock covered by the Stock Option on each of the first three anniversaries of the grant date of the Stock Option.

(d)           Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares.  Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery of shares of Common Stock already owned by the Optionee, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.

(e)           No Shareholder Rights.  An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(f)                                   Termination of Employment or Relationship.  Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee.  The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination.  The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.

(g)                                  Non-transferability.  Unless otherwise provided by the Committee in the applicable award agreement, (i) Stock Options shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee.  The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee; provided, however, that in no event shall the Committee permit a Stock Option to be transferred for consideration.

(h)                                 Surrender Rights.  Subject to Section 3.2A, the Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

6.3                               Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:

(a)                                 Option Term.  No Incentive Option shall be exercisable more than ten years after the date such Incentive Option is awarded.

(b)                                 Additional Limitations for 10% Shareholders.  No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is awarded.

(c)                                  Exercisability.  The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.  Any Stock Options in excess of such $100,000 limitation shall be treated as Non-Qualified Options.

(d)                                 Notice of Disqualifying Disposition.  An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(e)                                  Non-transferability.  Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution.  During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.

(f)                                   Last Grant Date.  No Incentive Option shall be granted more than ten years after the earlier of the date of adoption or re-adoption of the Plan, as applicable, by the Board or approval of the Plan by the Company’s shareholders.

The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4                               Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof.  Such substitute Stock Options may be granted on such terms, consistent with Section 15.7, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7.                                                 Stock Appreciation Rights

7.1                               A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted.  Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.  Unless otherwise provided by the Committee in the applicable award agreement, the term of each Stock Appreciation Right shall not exceed ten years.  The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted.

7.2                               The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”).  The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).

SECTION 8.                                                 Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)                                 The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)                                 Stock certificates or book entry shares representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that any such certificates, if applicable, be held by the Company on behalf of the award holder.  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award.  At the time Restricted Stock vests, such vested shares shall be delivered (via stock certificate or book entry) to the award holder (or his or her designated beneficiary in the event of death), free of such restriction.

(c)                                  The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d)                                 Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(e)                                  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock.  The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any dividends subject to restrictions under paragraph (c) above unless such acceleration is consistent with Section 15.7.

SECTION 9.                                                 Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)                                 The Restricted Stock Unit award shall specify the number of shares of Common Stock to be awarded and the duration of the period (the “Vesting Period”) during which, and the conditions under which, receipt of the underlying Common Stock will be deferred.  The Committee may condition the grant or vesting of RSUs, or receipt of Common Stock or cash at the end of the Vesting Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.

(b)                                 Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Vesting Period.

(c)                                  At the expiration of the Vesting Period, as soon as administratively practical and in no event later than two and one-half months following the end of the Vesting Period, the award holder (or his or her designated beneficiary, if applicable) shall receive (i) certificates for the appropriate number of shares of Common Stock designated by the RSU award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(d)                                 Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the RSU award has vested, such award shall be forfeited.

(e)                                  The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Restricted Stock Unit award.  The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any RSU awards unless such acceleration is consistent with Section 15.7.

SECTION 10.                                          Bonus Stock

The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine.  The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine.  The Committee may waive such conditions in whole or in part, except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any Bonus

Stock unless such acceleration is consistent with Section 15.7.  Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock.  Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible Employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value.  The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.

SECTION 11.                                          Election to Defer

To the extent permitted by Section 409A of the Code, the Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee.  An award holder may elect to defer the distribution date of a Restricted Stock Unit award, Bonus Stock award, or, if applicable, a Restricted Stock award, provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.

SECTION 12.                                          Non-Employee Director Awards

The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director’s termination of service.

SECTION 13.                                          Tax Withholding

13.1                        Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements.  The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

13.2                        To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (a) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award; (b) delivering to the Company shares of unrestricted Common Stock already owned by the Employee; (c) broker-assisted “cashless exercise;” (d) any other manner permitted by law; or (e) any combination of the foregoing   Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 14.                                          Change in Control

14.1                        In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant or as otherwise provided under the terms of any applicable change in control agreement between the Company and an award recipient under the Plan or as otherwise determined by the Board pursuant to Section 4.4:

(a)                                 all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;

(b)                                 the restrictions and vesting conditions applicable to any outstanding Restricted Stock and Restricted Stock Unit awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;

(c)                                  the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock Unit awards; and

(d)                                 to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.

14.2                        A “Change in Control” shall be deemed to occur on:

(a)                                 the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (i) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, or (ii) the acquisition of securities of the Company directly from the Company;

(b)                                 the consummation of a merger or consolidation of the Company with another corporation unless

(i)                                     the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;

(ii)                                  no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and

(iii)                               the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;

(c)                                  the date on which individuals who at the beginning of the 24-month period ending on such date constituted the entire Board (“Current Directors”) shall cease for any reason to constitute a majority of the Board, unless the nomination or election of each new director was approved by a majority vote of the Current Directors;

(d)                                 the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or

(e)                                  the date of approval by the shareholders of the Company of a plan of complete liquidation of the Company.

Notwithstanding any other provision of this Section to the contrary, to the extent an award is subject to Section 409A of the Code, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.

14.3                        “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control.  Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 15.                                          General Provisions

15.1                        Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (d) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.  The application of this Section shall not extend the term of any Stock Option or other award.  The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.

15.2                        The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the following disqualifying conduct: (a) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries; (b) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries; (c) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.

15.3                        Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.

15.4                        Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.

15.5                        Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan.  To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6                        Except to the extent preempted by United States federal law or as otherwise expressly provided herein, the Plan and all awards under the Plan shall be interpreted in accordance with and governed by the internal laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules.

15.7                        The Plan and all awards under the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance.  To the extent that any terms of the Plan or an award would subject an Employee to gross income inclusion, interest or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards.  If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.

15.8                        Adjustments.

(a)                                 Except as otherwise provided in any award agreement or in any applicable change in control agreement between the Company and an award recipient under the Plan, if any payment or benefit resulting from an award under the Plan or otherwise, including accelerated vesting of any equity compensation (all such payments and/or benefits hereinafter, “Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be either (x) provided to the recipient in full, or (y) provided to the recipient to such lesser extent which would result in no portion of such Payment being subject to the excise tax, further reduced by $5,000 (including such further reduction, the “Cutback Amount”), whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, such excise tax and other applicable taxes, (all computed at the highest applicable marginal rates), results in the receipt by the recipient, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or a portion of such Payment may be subject to the excise tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Cutback Amount, reduction shall occur in the following order: (A) cash payments of accelerated awards under the Plan shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (B) accelerated vesting of performance-based equity awards shall be cancelled or reduced next and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any performance-based stock option or stock appreciation rights are reduced; and (C) accelerated vesting of time-based equity awards shall be cancelled or reduced last and in the reverse order of the date of grant for such awards (i.e., the vesting of the most recently granted awards will be reduced first), with Full Value Awards reduced before any time-based stock option or stock appreciation rights are reduced.

(b)                                 The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.  The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the award recipient within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or recipient).  Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the recipient.

SECTION 16.                                          Amendments and Termination

16.1                        The Plan shall terminate at the close of business on December 3, 2023.  The Board may discontinue the Plan at any time prior to the date referenced in the prior sentence and may amend it from time to time.  No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.  Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.

16.2                        The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.

SECTION 17.                                          Effective Date of Plan

17.1                        This revised version of the Plan was approved and adopted by the Board on December 4, 2013, and is to be effective as of such date, and is to amend, restate, supersede, and replace prior versions of the Plan adopted by the Board, contingent upon the approval thereof by the shareholders of the Company within 12 months following the adoption by the Board.